UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
May 17, 2017
Date of report (date of earliest event reported)
LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)
75 State Street, Boston MA 02109
(Address of principal executive offices) (Zip Code)
(617) 423-3644
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
LPL Financial Holdings, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) on May 17, 2017. The stockholders of the Company considered and acted upon the following proposals:
1. Election of Directors. By the vote reflected below, the stockholders elected the following nine individuals to serve as directors of the Company until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dan H. Arnold	75,149,122	89,083	286,212	5,564,001
Viet D. Dinh	75,132,310	98,337	293,771	5,564,001
H. Paulett Eberhart	74,898,934	337,696	287,788	5,564,001
William F. Glavin, Jr.	74,965,925	103,419	455,074	5,564,001
Marco W. Hellman	75,341,565	109,258	73,594	5,564,001
Anne M. Mulcahy	72,309,413	2,927,326	287,678	5,564,001
James S. Putnam	72,511,411	2,726,687	286,319	5,564,001
James S. Riepe	68,240,908	6,994,264	289,246	5,564,001
Richard P. Schifter	66,610,634	8,625,866	287,917	5,564,001

2. Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017. The stockholders ratified the appointment of Deloitte & Touche LLP by the audit committee of the Company’s board of directors (the “Board”) as the Company’s independent registered public accounting firm for the current fiscal year. 77,761,497 shares voted for the proposal; 3,252,167 shares voted against the proposal; and 74,755 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.
3. Advisory Vote on Executive Compensation. The stockholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 11, 2017 relating to the Annual Meeting. 71,952,056 shares voted for the proposal, 3,188,390 shares voted against the proposal; and 383,972 shares abstained from voting on the proposal. There were 5,564,001 broker non-votes on the proposal.
4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. By the vote reflected below, the stockholders approved, on an advisory, non-binding basis, that the frequency of future advisory votes on compensation paid to the named executive officers of the Company be every year.

1 Year	2 Years	3 Years	Abstentions
70,449,031	50,996	4,657,746	366,643

After taking into consideration the foregoing voting results and the prior recommendation of the Board that future advisory votes on compensation paid to the named executive officers of the Company be held every year, the Board has determined that the Company will hold such future advisory votes every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ David P. Bergers
Name: David P. Bergers
Title: General Counsel

Dated: May 22, 2017